EXHIBIT 99.1

LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) REPORTS THIRD QUARTER 2009 RESULTS

Houston, Texas (November 6, 2009)

Landry’s Restaurants, Inc. (NYSE: LNY – News; the “Company”), today announced its results for the third quarter ended September 30, 2009.

Revenues from continuing operations for the three months ended September 30, 2009, totaled $276.6 million, as compared to $289.7 million a year earlier. Revenues from the restaurant and hospitality group were $224.2 million and $229.1 million for the third quarter of 2009 and 2008, respectively and $52.4 million and $60.6 million for the same periods from the Golden Nugget properties.

Interest expense for the third quarter of 2009 was $29.3 million compared to $19.5 million in the third quarter of 2008 primarily due to higher interest rates resulting from the Company’s refinancing in 2009 and higher borrowings associated with construction of the new tower at the Golden Nugget.

Income from continuing operations for the quarter was $8.9 million, compared to a loss of $7.6 million reported last year. On a pre-tax basis, results for the third quarter of 2009 include a $19.4 million gain on debt extinguishment, while the comparable period in the prior year included an $18.5 million impairment loss primarily from Hurricane Ike. In addition, the 2009 third quarter includes a $6.2 million non-cash pre-tax loss on the value of interest rate swaps not designated as hedges as compared to a loss of $1.8 million during the same period in 2008. Earnings per share-diluted from continuing operations for the quarter were $0.55, compared to a loss of $0.47 last year. Excluding the effect of the above items, earnings per share-diluted from continuing operations for the quarter would have been $.02 for 2009, as compared to $0.35 for 2008. Same store sales for the Company’s restaurants were negative 6.5% while gaming operations were negative 13.1% for the quarter.

Excluding the non-recurring items described above, Adjusted EBITDA, as defined below, for the quarter was $49.4 million as compared to $48.8 million in the same period in the prior year. Restaurant and hospitality contributed $42.0 million compared to $36.5 million in the prior year while gaming operations contributed $7.3 million in the third quarter of 2009 versus $12.4 million in the third quarter of 2008.

Revenues from continuing operations for the nine months ended September 30, 2009, totaled $814.9 million, as compared to $890.2 million a year earlier. For the same periods, restaurant and hospitality revenues were $650.0 million and $693.2 million, respectively, while gaming operations revenues totaled $164.9 million and $196.9 million, respectively. Net earnings from continuing operations for the nine months were $24.3 million, compared to $8.9 million reported last year. Earnings per share-diluted from continuing operations for the nine months were $1.50, compared to $0.55 in 2008.

Rick Liem, Executive Vice President and CFO stated, “Operating income from the restaurant and hospitality group held up well in a very difficult economic environment. Results from the gaming operations reflect lower traffic compounded by heightened competitive pressure, particularly on room rates. We expect to open the new tower at the Golden Nugget at the end of November 2009, slightly in advance of the approximately 6,000 rooms opening in December at City Center.”

As a result of the Company’s 2006 sale of the Joe’s Crab Shack concept and closure of certain additional locations, the results of operations for these restaurants are reflected as discontinued operations in the Company’s financial statements. The loss from discontinued operations, net of taxes, for the quarter ended September 30, 2009 was $0.1 million or $0.01 per share-diluted compared to a loss of $9.5 million or $0.59 per share-diluted in the prior year. For the nine months ended September 30, 2009, the loss from discontinued operations, net of tax was $0.2 million or $0.01 per share-diluted as compared to a loss of $10.5 million or $0.65 per share-diluted in the prior year. Therefore, the consolidated net income for the current year quarter was $8.8 million or $0.54 per share-diluted, compared to net loss of $17.1 million or $1.06 per share—diluted in the comparable period in 2008. Consolidated, net income for the nine months ended September 30, 2009 was $1.49 per share-diluted compared to a net loss of $0.10 per share-diluted for the comparable period in the prior year.

Net income available to the Company’s common stockholders for the three and nine months ended September 30, 2009 was $6.7 million and $19.3 million or $0.41 and $1.19 per share diluted, respectively as compared to a $17.1 million loss and $1.7 million loss or ($1.06) and ($0.10) per share diluted for the prior year.

On November 3, 2009, the Company announced it had entered into a definitive merger agreement with Mr. Tilman J. Fertitta’s acquisition company, a company wholly-owned by Tilman J. Fertitta, Chairman, Chief Executive Officer and President of Landry’s. Mr. Fertitta’s acquisition company would acquire all of Landry’s outstanding common stock not already owned by Mr. Fertitta for $14.75 per share in cash, a 37% premium over the closing share price of Landry’s common stock on the last trading day before the announcement of the transaction. The total value of the transaction is approximately $1.2 billion. On November 2, 2009, Mr. Fertitta beneficially owned approximately 55.1% of Landry’s outstanding shares of common stock. As previously announced, in August 2009, the Board of Directors formed a Special Committee comprised entirely of outside, non-employee directors to review strategic alternatives. The Special Committee retained legal advisors and engaged Moelis & Company as its financial advisor. At that time, Mr. Fertitta had proposed to the Special Committee a going private transaction which would have resulted in Landry’s stockholders receiving shares of Landry’s Saltgrass, Inc. subsidiary in exchange for their Landry’s shares. After reviewing the proposal, the Special Committee rejected Mr. Fertitta’s proposal as inadequate. Mr. Fertitta then proposed an all-cash transaction, which led to the negotiation and execution of the merger agreement.

The proposed merger transaction is subject to approval by Landry’s stockholders, including approval by the holders of a majority of Landry’s common stock not owned by Mr. Fertitta. The transaction is also subject to Landry’s refinancing a portion of its outstanding debt.

The transaction is expected to be completed in the first half of 2010, subject to regulatory approvals and other customary closing conditions.

The Company has determined that it did not properly consider the accreted value of its redeemable non-controlling interests in its T-Rex subsidiary in its determination of net income available to Landry’s common stockholders in the first and second quarter of 2009. The Company will amend its quarterly filings on Form 10-Q. Such amendment will have no effect on the Company’s cash flows or financial position. The amended filings will reflect the following.

	Three Months Ended March 31, 2009		Three Months Ended June 30, 2009		Six Months Ended June 30, 2009
	As reported	As restated	As reported	As restated	As reported	As restated
Net income (loss) attributable to Landry’s	7,073,246	7,073,246	8,265,312	8,265,312	15,338,558	15,338,558
Redeemable noncontrolling interest	—	(1,064,763)	—	(1,660,878)	—	(2,725,641)

Net income available to Landry’s common stockholders	$7,073,246	$6,008,483	$8,265,312	$6,604,434	$15,338,558	$12,612,917

EARNINGS (LOSS) PER SHARE INFORMATION:
Amounts attributable to Landry’s:

BASIC
Net income (loss) attributable to Landry’s	$0.44	$0.44	$0.51	$0.51	$0.95	$0.95
Redeemable noncontrolling interest	$—	$(0.07)	$—	$(0.10)	$—	$(0.17)

Net income available to Landry’s common stockholders	$0.44	$0.37	$0.51	$0.41	$0.95	$0.78

Weighted average number of common shares outstanding	16,140,000	16,140,000	16,140,000	16,140,000	16,140,000	16,140,000

DILUTED
Net income (loss) attributable to Landry’s	$0.44	$0.44	$0.50	$0.50	$0.95	$0.95
Redeemable noncontrolling interest	$—	$(0.07)	$—	$(0.09)	$—	$(0.17)

Net income available to Landry’s common stockholders	$0.44	$0.37	$0.50	$0.41	$0.95	$0.78

Weighted average number of common and common share equivalents outstanding	16,155,000	16,155,000	16,205,000	16,205,000	16,180,000	16,180,000

The Company’s continuing operations include restaurants primarily under the trade names Landry’s Seafood House, Chart House, Rainforest Cafe, Saltgrass Steak House and the Signature Group as well as other businesses including hotels, marinas, amusements, retail and the Golden Nugget Hotels and Casinos in Las Vegas and Laughlin, Nevada.

Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) measurement. The Company defines Adjusted EBITDA as earnings from continuing operations before interest income and expense, taxes, depreciation, amortization, asset impairment expenses, non-cash gain or loss on interest rate swaps not deemed hedges, non recurring items and non-cash stock based compensation expenses, and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant and gaming industry. Adjusted EBITDA is not intended to be viewed as a source of liquidity or as a cash flow measure as used in the statement of cash flows. Adjusted EBITDA is simply shown above as it is a commonly used non-GAAP valuation statistic and is used by management to evaluate operating performance. In addition, this press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created thereby. Stockholders are cautioned that all forward-looking statements are based largely on Landry’s expectations and involve risks and uncertainties, some of which cannot be predicted or are beyond Landry’s control. A statement containing a projection of revenue, income, earnings per share, same store sales, capital expenditures, or future economic performance, or whether the merger agreement will be consummated are just a few examples of forward-looking statements. Some factors that could realistically cause results to differ materially from those projected in the forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement with Mr. Fertitta’s acquisition company; the inability to complete the merger due to the failure to obtain stockholder approval for the merger or the failure to satisfy other conditions to completion of the merger, including the receipt of all regulatory approvals related to the merger; the failure to obtain the necessary financing arrangements pursuant to the merger agreement; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the ability to recognize the benefits of the merger; the effect of local and national economic, credit and capital market conditions on the economy in general, and on the gaming, restaurant and hotel industries in particular; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; litigation outcomes and judicial actions; acts of war or terrorist incidents or natural disasters; the effects of competition, including locations of competitors and operating and market competition; ineffective marketing or promotions, competition, weather, store management turnover, a weak economy, higher interest rates and gas prices; construction at the Golden Nugget properties; negative same store sales; or Landry’s inability to continue its expansion strategy. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Landry’s 2008 Annual Report on Form 10-K and in Landry’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Web site at http://www.sec.gov. Landry’s may not update or revise any forward-looking statements made in this press release.

About the Transaction

In connection with the proposed merger, Landry’s will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Landry’s from the SEC’s Web site at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from Landry’s website at http://www.LandrysRestaurants.com or by directing such request to Landry’s Restaurants, Inc., Investor Relations, 1510 West Loop South, Houston, Texas 77027, telephone: (713) 386-7000.

Landry’s and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of Landry’s participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Additional information regarding Landry’s directors and executive officers is also included in Landry’s proxy statement for its Combined 2008 and 2009 Annual Meeting of Stockholders, which was filed with the SEC on April 3, 2009. This document is available free of charge from the SEC’s Web site at www.sec.gov, from Landry’s website at http://www.LandrysRestaurants.com or by directing such request to Landry’s Restaurants, Inc., Investor Relations, 1510 West Loop South, Houston, Texas 77027, telephone: (713) 386-7000.

Contact:	Tilman J. Fertitta	or	Rick H. Liem
	Chairman, President & C.E.O.		Executive Vice President & C.F.O.
	Landry’s Restaurants, Inc.		Landry’s Restaurants, Inc.
	713-850-1010		713-850-1010
	www.landrysrestaurants.com		www.landrysrestaurants.com

LANDRY’S RESTAURANTS, INC.

CONSOLIDATED INCOME STATEMENTS (000’s except per share amounts)

	FOR THE QUARTER ENDED September 30, 2009		FOR THE QUARTER ENDED September 30, 2008		FOR THE NINE MONTHS ENDED September 30, 2009		FOR THE NINE MONTHS ENDED September 30, 2008

REVENUES	$276,609	100.0%	$289,736	100.0%	$814,904	100.0%	$890,160	100.0%

COST OF REVENUES	56,884	20.6%	62,269	21.5%	167,187	20.5%	191,642	21.5%
LABOR	89,630	32.4%	92,675	32.0%	261,444	32.1%	284,874	32.0%
OTHER OPERATING EXPENSES	70,335	25.4%	73,829	25.5%	197,535	24.2%	224,092	25.2%

UNIT LEVEL PROFIT	59,760	21.6%	60,963	21.0%	188,738	23.2%	189,552	21.3%
GENERAL & ADMINISTRATIVE	11,544	4.2%	11,732	4.0%	36,225	4.4%	36,876	4.1%
PRE-OPENING COSTS	178	0.1%	552	0.2%	894	0.1%	1,392	0.2%
DEPRECIATION & AMORTIZATION	17,903	6.5%	17,745	6.1%	53,365	6.5%	53,121	6.0%
GAIN ON INSURANCE CLAIMS	(407)	-0.1%	—	0.0%	(4,411)	-0.5%	—	0.0%
LOSS (GAIN) ON DISPOSAL OF ASSETS		0.0%	—	0.0%	(1,363)	-0.2%	—	0.0%
ASSET IMPAIRMENT EXPENSE	608	0.2%	18,492	6.4%	608	0.1%	20,085	2.2%

TOTAL OPERATING INCOME	29,934	10.8%	12,442	4.3%	103,420	12.7%	78,078	8.8%
OTHER EXPENSE	16,045		22,149		69,160		64,052

INCOME FROM CONTINUING OPERATIONS BEFORE TAXES	13,889		(9,707)		34,260		14,026
TAX PROVISION (BENEFIT)	5,026		(2,126)		9,960		5,152

INCOME FROM CONTINUING OPERATIONS	8,863		(7,581)		24,300		8,874
INCOME (LOSS) FROM DISCONTINUED OPERATIONS, NET OF TAXES	(56)		(9,474)		(155)		(10,536)

NET INCOME (LOSS)	$8,807		$(17,055)		$24,145		$(1,662)

REDEEMABLE NONCONTROLLING INTEREST	(2,085)		—		(4,811)		—
NET INCOME AVAILABLE TO STOCKHOLDERS	$6,722		$(17,055)		$19,334		$(1,662)

EARNINGS (LOSS) PER SHARE - BASIC:
INCOME FROM CONTINUING OPERATIONS	$0.55		$(0.47)		$1.51		$0.55
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	—		(0.59)		(0.01)		(0.65)

NET INCOME (LOSS)	0.55		(1.06)		1.50		(0.10)
REDEEMABLE NONCONTROLLING INTEREST	(0.13)		—		(0.30)		—

NET INCOME AVAILABLE TO STOCKHOLDERS	$0.42		$(1.06)		$1.20		$(0.10)

AVERAGE SHARES	16,140		16,140		16,140		16,140
EARNINGS (LOSS) PER SHARE - DILUTED:
INCOME FROM CONTINUING OPERATIONS	$0.55		$(0.47)		$1.50		$0.55
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(0.01)		(0.59)		(0.01)		(0.65)

NET INCOME (LOSS)	0.54		(1.06)		1.49		(0.10)
REDEEMABLE NONCONTROLLING INTEREST	(0.13)		—		(0.30)		—

NET INCOME AVAILABLE TO STOCKHOLDERS	$0.41		$(1.06)		$1.19		$(0.10)

AVERAGE SHARES	16,220		16,140		16,195		16,140

Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization):

Net income	$8,807		$(17,055)		$24,145		$(1,662)
Add back:
Loss from discontinued operations	56		9,474		155		10,536
Tax provision (benefit)	5,026		(2,126)		9,960		5,152
Interest expense, net	29,310		19,491		82,466		60,175
Depreciation and amortization	17,903		17,745		53,365		53,121
Asset impairment expense	608		18,492		608		20,085
Swaps	6,237		1,820		1,307		2,054
Gain on debt buy back	(19,406)		—		(19,406)		—
Stock based compensation	838		1,006		2,668		3,064
Adjusted EBITDA	$49,379		$48,847		$155,268		$152,525

Adjusted EBITDA is not a generally accepted accounting principles (“GAAP”) measurement and is presented solely as a supplemental disclosure because the Company believes that it is a widely used measure of operating performance in the restaurant industry. Adjusted EBITDA is not intended to be viewed as a source of liquidity or as a cash flow measure as used in the statement of cash flows. Adjusted EBITDA is simply shown above as it is a commonly used non-GAAP valuation statistic.

LANDRY’S RESTAURANTS, INC.

CONDENSED UNAUDITED BALANCE SHEETS

($ in Millions except per share amounts)

	September 30, 2009	December 31, 2008
	(unaudited)

Cash & equivalents	$45.0	$51.1

Assets related to discontinued operations	3.0	3.0

Other current assets	67.2	81.2

Total current assets	115.2	135.3

Property & equipment, net	1,329.9	1,259.2

Other assets	122.0	120.8

Total assets	$1,567.1	$1,515.3

Current liabilities	$212.1	$216.3

Liabilities related to discontinued operations	3.6	5.1

Long-term debt	906.1	862.3

Other non-current	114.2	136.1

Total liabilities	1,236.0	1,219.8

Total stockholders’ equity	331.1	295.5

Total liabilities & equity	$1,567.1	$1,515.3